UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

PRESSURE BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

321 Manley Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1818
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 29, 2006, Richard T. Schumacher, President and Chief Executive Officer of Pressure BioSciences, Inc. (the “Company”), delivered to the Company 249,875 shares of his common stock of the Company (the “Shares”) in full and complete satisfaction and payment of all outstanding amounts, including all principal and accrued interest, of Mr. Schumacher’s loan receivable to the Company. The loan amount consisted of $1,000,000 in principal and $25,487.42 in interest accrued in Q4 2006. The number of shares was determined based upon a value of $4.10 per share, the volume weighted average trading price of the shares of the Company’s common stock on the NASDAQ Capital Market during the 60 trading days ending on December 29, 2006. In connection with the payment of the loan, the Company terminated its security interest in Mr. Schumacher’s shares of common stock, and released to Mr. Schumacher the remaining 229,782 shares of common stock previously held as collateral. A copy of the Loan Payment Agreement dated December 29, 2006, between the Company, Mr. Schumacher, and Resort Accommodations International, LLC is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1	Loan Payment Agreement dated December 29, 2006
99.1	Press Release dated December 29, 2006 of Pressure Biosciences, Inc. Announcing the Full Payment of Loan Receivable by CEO/Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 29, 2006	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Edward H. Myles
Edward H. Myles,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Loan Repayment Agreement dated December 29, 2006
99.1	Press Release dated December 29, 2006 of Pressure Biosciences, Inc. Announcing the Full Payment of Loan Receivable by CEO/Director